UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2017 (March 23, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 28, 2017, Laureate Education, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Enderson Guimarães.  Mr. Guimarães’ service as President and Chief Operating Officer of the Company terminated as of March 23, 2017.  He will remain employed and provide transition services until June 30, 2017, or such earlier or later date determined by the Company.  Pursuant to the Separation Agreement, and consistent with the existing terms of Mr. Guimarães’ employment letter with the Company and equity compensation award agreements, the Company will provide Mr. Guimarães a lump sum separation payment of $2,083,837 (which is the sum of his current base salary of $906,016 and target bonus of $1,177,821) after his termination of employment and accelerate vesting of 73,437 restricted stock units.  The vested restricted stock units will be paid within 60 days after his date of termination.  The Company will also pay to Mr. Guimarães the following accrued but unpaid bonuses at the same time the Company pays bonuses to its executives: (i) $1,245,192 earned for 2016 performance under the 2016 Annual Incentive Plan; and (ii) $1,000,000 earned for 2016 performance under the 2015 - 2017 Laureate Executive Cash Long Term Bonus Plan.  Mr.  Guimarães holds outstanding performance share units and a nonqualified stock option.  There will be no accelerated vesting of either the performance share units or option in connection with termination of Mr. Guimarães’ employment.  Unvested units and stock options will terminate upon termination of employment of Mr Guimarães. Mr. Guimarães will remain subject to the Confidentiality, Non-Competition and Non-Solicit Agreement he previously entered into with the Company.  The obligations of the Company to Mr. Guimarães assumes that he does not exercise his right to revoke the release of claims after execution as provided in the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement, which is incorporated herein by reference. A copy of the Separation Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017.

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

Effective March 23, 2017, Mr. Guimarães’ employment as President and Chief Operating Officer of the Company terminated.

On March 28, 2017, the Company announced that the Board of Directors of the Company (the “Board”) appointed Eilif Serck-Hanssen as President, Chief Administrative Officer and Chief Financial Officer of the Company and Ricardo Berckemeyer as Chief Operating Officer and Chief Executive Officer, LatAm, each appointment effective March 28, 2017.

Mr. Serck-Hanssen, 51, joined Laureate in July 2008 as an Executive Vice President and Chief Financial Officer. Mr. Serck-Hanssen will continue to serve as Chief Financial Officer of the Company (in addition to serving as President and Chief Administrative Officer). From February 2008 until July 2008, Mr. Serck-Hanssen served as chief financial officer and president of international operations at XOJET, Inc. In January 2005, Mr. Serck-Hanssen was part of the team that founded Eos Airlines, Inc., a premium airline, and until February 2008, Mr. Serck-Hanssen served as its executive vice president and chief financial officer. Prior to starting Eos Airlines, Mr. Serck-Hanssen served in several financial executive positions at US Airways, Inc. (now American Airlines, Inc.) and Northwest Airlines, Inc. (now Delta Airlines, Inc.), including serving as a senior vice president and Treasurer of US Airways, Inc. Prior to joining the airline industry, Mr. Serck-Hanssen spent over five years with PepsiCo, Inc., in various international locations and three years with PricewaterhouseCoopers LLP (formerly Coopers & Lybrand Deloitte) in London. Mr. Serck-Hanssen earned his M.B.A. in finance at the University of Chicago Booth School of Business, a B.A. in management science from the University of Kent at Canterbury (United Kingdom), and a B.S. in civil engineering from the Bergen University College (Norway). He is an Associate Chartered Accountant (ACA) and a member of the Institute of Chartered Accountants in England and Wales.

Mr. Berckemeyer, 47, has served as Chief Executive Officer, Latin America since May 2012. Mr. Berckemeyer will continue to serve as Chief Executive Officer, Latin America of the Company (in addition to serving as Chief Operating Officer). From January 2011 through April 2012, Mr. Berckemeyer served as Chief Executive Officer of Laureate’s Andean Region. From 2002, when Mr. Berckemeyer joined the Company, through December 2010, he served as Senior Vice President—South America within Laureate’s Latin American operations, where he had responsibility for business development in South America. Mr. Berckemeyer received a bachelor’s degree in economics from Universidad del Pacifico (Peru) and an M.B.A. from the University of North Carolina at Chapel Hill.

There are no arrangements or understandings between Messrs. Serck-Hanssen and Berckemeyer and any other person pursuant to which Messrs. Serck-Hanssen and Berckemeyer were appointed President, Chief Financial Officer and Chief Administrative Officer and Chief Executive Officer, LatAm and Chief Operating Officer, respectively, of the Company. Messrs. Serck-Hanssen and Berckemeyer have no family relationship with any director or other executive officer of the Company, and have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Serck-Hanssen and Mr. Berckemeyer will continue to be covered by the same compensatory plans and arrangements as prior to their appointments as President, Chief Financial Officer and Chief Administrative Officer and Chief Executive Officer, LatAm and Chief Operating Officer, respectively, of the Company, including receipt of a base salary and participation in the Company’s Annual Incentive Plan (AIP) and Long Term Incentive Plans (LTIP).

On March 28, 2017, the Company issued a press release announcing the appointment of Messrs. Serck-Hanssen and Berckemeyer as President, Chief Administrative Officer and Chief Financial Officer and Chief Operating Officer and Chief Executive Officer, LatAm, respectively, of the Company, and the termination of Mr. Guimarães’ employment as President and Chief Operating Officer. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

 (d)     Exhibits.

Exhibit No.	Description

99.1	Press release dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Douglas L. Becker
Douglas L. Becker
Chairman and Chief Executive Officer
Date: March 28, 2017